Exhibit 1.1

                                                           EXECUTION COPY


                                 $1,035,000,000
                              THE MONEY STORE INC.

                    The Money Store Asset Backed Certificates
                                  Series 1996-D

                             UNDERWRITING AGREEMENT




                                                          December 13, 1996


Lehman Brothers Inc.
  as representative of the Underwriters
3 World Financial Center, 12th Floor
New York, New York 10285-1200

Ladies and Gentlemen:

          The Money Store Inc., a New Jersey corporation (the "Company"), and each of the Originators listed on Annex A hereto (each an "Originator" and collectively, the "Originators") hereby confirm their agreement with Lehman Brothers Inc. ("Lehman" or the "Representative") on behalf of the several Underwriters listed on Annex B hereto (the "Underwriters), with respect to the delivery by the Company, on behalf of the Originators, of certificates entitled "The Money Store Asset Backed Certificates, Series 1996-D, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16" (the "Class A Certificates") to be issued pursuant to a Pooling and Servicing Agreement, to be dated as of November 30, 1996 (the "Pooling and Servicing Agreement"), among the Company, as Representative, Servicer and Claims Administrator, the Originators and The Bank of New York, as trustee ("Bank of New York" or, in its capacity as trustee under the Pooling and Servicing Agreement, the "Trustee"). The initial principal amount of each Class of Class A Certificates will be as set forth on Annex B hereto. The Class A Certificates represent the senior beneficial interests in a trust fund (the "Trust Fund") that will consist at the Closing Time (as defined in Section 2 hereof) primarily of four sub- trusts, consisting of one pool of fixed rate first and second lien home equity mortgage loans (the "Pool I Home Equity Loans"), one pool of adjustable rate first lien home equity mortgage loans (the "Pool II Home Equity Loans"), one pool of home improvement mortgage loans (the "Pool III Home Improvement Loans") and one pool of multifamily mortgage loans (the "Pool IV Multifamily Loans"), amounts to be deposited in the Pre-Funding Account and certain related properties. The Pool I Home Equity Loans, Pool II Home Equity Loans, Pool III Home Improvement Loans and Pool IV Multifamily Loans are referred to herein collectively as the "Loans". Simultaneously with the issuance and delivery of the Class A Certificates as contemplated herein, the Company, on behalf of the Originators, will cause to be issued under the Pooling and Servicing Agreement certificates entitled "The Money Store Asset Backed Certificates, Series 1996-D, Class R" (the "Class R Certificates,") and "The Money Store Asset Backed Certificates, Series 1996-D, Class X" (the "Class X Certificates" and, together with the Class A Certificates and Class R Certificates, the "Certificates"). The Certificates will evidence fractional interests in the Trust Fund. The Class R Certificates and Class X Certificates will be retained by the Company and TMS Special Holdings, Inc. and are not being delivered to the Underwriters hereunder.

          On or prior to the date of issuance of the Certificates, the Company will obtain from MBIA Insurance Corporation ("MBIA") certificate guaranty insurance policies (the "MBIA Policies") on behalf of the Trustee for the benefit of the holders of the Class A Certificates. An election will be made to treat certain assets of the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

          Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

          Prior to the delivery of the Class A Certificates by the Company, on behalf of the Originators, and the public offering thereof by the Underwriters, the Company and the Representative, as representative of the Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement shall be between the Company and the Representative, as representative of the Underwriters, and shall specify such applicable information as is indicated in, and be in substantially the form of, Exhibit A hereto. The offering of the Class A Certificates will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Company and the Originators understand that the Underwriters propose to make a public offering of the Class A Certificates as soon as the Underwriters deem advisable after the Pricing Agreement has been executed and delivered.

          Section 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE ORIGINATORS.

                  (a) The Company and the Originators represent and warrant to each of the Underwriters as of the date hereof and, if the Pricing Agreement is executed on a date other than the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                           (i) The Company, on behalf of the Originators, has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-98734) including a prospectus, and such amendments thereto as may have been required to the date hereof, relating to the Class A Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and such registration statement, as amended, has become effective. Such registration statement, as amended, and the prospectus relating to the sale of the Class A Certificates constituting a part thereof as from time to time amended or supplemented (including any prospectus supplement (the "Prospectus Supplement") filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and any information incorporated therein by reference) are respectively referred to herein as the "Registration Statement" and the "Prospectus." The conditions of Rule 415 under the 1933 Act have been satisfied with respect to the Company and the Registration Statement.

                      (ii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Representative, as representative of the Underwriters, by the Company for use in connection with the offering of the Class A Certificates which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Representative, as representative of the Underwriters, for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus; and provided further, that neither the Company nor the Originators make any representations or warranties as to any information in any Computational Materials (as defined in Section 11 below) provided by any Underwriter to the Company pursuant to Section 11, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the applicable Underwriter. The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

                     (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Originators and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which would have a material adverse effect on the ability of the Company and the Originators to perform their obligations under the Basic Documents (as defined below) and, in the case of the Company, the Indemnification Agreement (as defined below) and (B) there have been no transactions entered into by the Company or the Originators or any of their subsidiaries, other than those in the ordinary course of business, which would have a material adverse effect on the ability of the Company and the Originators to perform their obligations under this Agreement, the Pricing Agreement, the Pooling and Servicing Agreement and the Insurance Agreement dated as of December 30, 1996 among the Company, the Originators, the Trustee and MBIA (the "Insurance Agreement") (this Agreement, the Pricing Agreement, the Pooling and Servicing Agreement, and the Insurance Agreement being herein referred to, collectively, as the "Basic Documents") and the Indemnification Agreement dated as of December 30, 1996 (the "Indemnification Agreement") among the Company, MBIA and the Representative, as representative of the Underwriters.

                      (iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents and the Indemnification Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on, (A) the Company's ability to perform its obligations under the Basic Documents and the Indemnification Agreement, or (B) the business, properties, financial position, operations or results of operations of the Company.

                      (v) Each Originator has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents; and each Originator is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on, (A) the Originator's ability to perform its obligations under the Basic Documents, or (B) the business, properties, financial position, operations or results of operations of the Originator.

                      (vi) Any person who signed this Agreement on behalf of the Company or the Originators, was, as of the time of such signing and delivery, and is now duly elected or appointed, qualified and acting, and the Agreement, as so executed, is duly and validly authorized, executed, and constitutes the valid, legal and binding agreement of the Company and each Originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

                     (vii) Any person who signs the Indemnification Agreement on behalf of the Company, will be, as of the time of such signing and delivery, duly elected or appointed, qualified and acting, and the Indemnification Agreement, as so executed, will have been duly and validly authorized, and, when executed, will constitute the valid, legal and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (viii) The Pooling and Servicing Agreement and the Insurance Agreement have been duly and validly authorized by the Company and the Originators and, when executed and delivered by the Company and the Originators and duly and validly authorized, executed and delivered by the other parties thereto, will constitute, the valid and binding agreement of the Company and the Originators, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and the Pooling and Servicing Agreement and the MBIA Policies conform in all material respects to the statements relating thereto contained in the Prospectus.

                      (ix) The Certificates have been duly and validly authorized by the Company and, when executed and delivered by the Company and authenticated by the Trustee as specified in the Pooling and Servicing Agreement and, in the case of the Class A Certificates, delivered to the Underwriters pursuant to this Agreement, the Certificates will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement; and the Certificates conform in all material respects to all statements relating thereto contained in the Prospectus.

                      (x) Neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions herein contemplated or in any other Basic Document and, in the case of the Company, the Indemnification Agreement, nor the execution and delivery by the Company and the Originators of the Basic Documents and, in the case of the Company, the Indemnification Agreement nor the fulfillment of the terms of the Certificates or each Basic Document and, in the case of the Company, the Indemnification Agreement will result in the breach of any term or provision of the charter or by-laws of the Company and the Originators, and the Company and the Originators are not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (A) any material obligation, agreement, covenant or condition contained in any material contract, indenture, loan agreement, note, lease or other material instrument to which the Company or the Originators are a party or by which it may be bound, or to which any of the property or assets of the Company or the Originators are subject, or (B) any law, decree, order, rule or regulation applicable to the Company and the Originators of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or the Originators or their properties, the default in or the breach or violation of which would have a material adverse effect on the Company or the Originators or the ability of the Company and the Originators to perform their obligations under the Basic Documents and, in the case of the Company, the Indemnification Agreement; and neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms of the Certificates or the Basic Documents and, in the case of the Company, the Indemnification Agreement will result in such a breach, violation or default which would have such a material adverse effect.

                      (xi) Except as described in the Prospectus, there is no action, suit or proceeding against or investigation of the Company or any Originator, now pending, or, to the knowledge of the Company and the Originators, threatened against the Company or any Originator, before any court, governmental agency or body (A) which is required to be disclosed in the Prospectus (other than as disclosed therein) or (B)
         (1) asserting the invalidity of any Basic Document, the Indemnification Agreement or the Certificates, (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Basic Documents, (3) which would materially and adversely affect the performance by the Company or any Originator of its obligations under the Basic Documents, or the validity or enforceability of any Basic Document or the Certificates and, in the case of the Company, the Indemnification Agreement or (4) seeking to adversely affect the federal income tax attributes of the Class A Certificates described in the Prospectus; all pending legal or governmental proceedings to which the Company or any Originator is a party or of which any of its property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company's or any Originator's ability to perform its obligations under the Basic Documents and, in the case of the Company, the Indemnification Agreement.

                     (xii) The Company and each of the Originators possess such licenses, certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or governmental bodies necessary to conduct the businesses now conducted by them (except where the failure to possess any such license, certificate, authority or permit would not materially and adversely affect the holders of the Class A Certificates) and neither the Company nor any of the Originators has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the ability of the Company to perform its obligations under the Basic Documents and the Indemnification Agreement.

                    (xiii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the issuance or sale of the Class A Certificates hereunder, except such as have been obtained or will be obtained prior to the Closing Date and except as may be required under state securities laws.

                     (xiv) At the time of execution and delivery of the Pooling and Servicing Agreement by the Company, the Originators and the Trustee, the Trustee (or, with respect to the Pool III Home Improvement Loans, the Co-Trustee) will have acquired good title on behalf of the Trust Fund to the related Loans, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and, upon delivery to the Underwriters of the Class A Certificates which they purchase, the Underwriters will have good and marketable title to such Class A Certificates free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                      (xv) The transfer of the Loans to the Trust Fund at Closing Time will be treated by the Company and the Originators for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

                     (xvi) Each assignment of Mortgage required to be prepared pursuant to the Pooling and Servicing Agreement is based on forms recently utilized by the applicable Originator with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of the applicable Originator's business. Upon execution each such assignment will be in recordable form, and it is reasonable to believe that it will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Pooling and Servicing Agreement.

                    (xvii) Any taxes, fees and other governmental charges that are assessed and due in connection with the execution, delivery and issuance of the Basic Documents, the Indemnification Agreement and the Class A Certificates which have become due or will become due on or prior to Closing Time shall have been paid at or prior to Closing Time.

                   (xviii) The Trust Fund is not required to be registered as an "investment company" under the Investment Company Act of 1940 (the "1940 Act").

                  (b) Any certificate signed by any officer of the Company or any Originator and delivered to the Representative, as representative of the Underwriters, or counsel for the Underwriters shall be deemed a representation and warranty by the Company and such Originator as to the matters covered thereby.

          Section 2. DELIVERY TO THE UNDERWRITERS; CLOSING.

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company, on behalf of the Originators, agrees to sell to each Underwriter, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the Class A Certificates set forth opposite its name in Annex B hereto at the price per Class of Class A Certificate set forth below. In the event that the pass-through rates for each Class of Class A Certificates have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed upon by the Representative, as representative of the Underwriters, and the Company.

          (b) Delivery of the Class A Certificates shall be made at the offices of Stroock & Stroock & Lavan, 7 Hanover Square, New York, New York 10004, or at such other place as shall be agreed upon by the Underwriter and the Company, at 11:00 A.M., New York City time, on December 30, 1996, or such other time not later than ten business days after such date as shall be agreed upon by The Representative, as representative of the Underwriters, and the Company (such time and date of payment and delivery being herein called "Closing Time").

          Each Class of Class A Certificates will initially be represented by one certificate registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC") (the "DTC Certificates"). The interests of beneficial owners of the DTC Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Class A Certificates will be available only under the limited circumstances specified in the Pooling and Servicing Agreement. The interest in the DTC Certificates to be purchased by the applicable Underwriter will be delivered by the Company to the applicable Underwriter (which delivery shall be made through the facilities of DTC) against payment of the purchase price therefor by a same day federal funds wire payable to the order of the Company, equal to the sum of (i) 99.898240% of the aggregate principal amount of the Class A-1 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-1 Pass-Through Rate, (ii) 99.874600% of the aggregate principal amount of the Class A-2 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-2 Pass- Through Rate, (iii) 99.847660% of the aggregate principal amount of the Class A-3 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-3 Pass-Through Rate, (iv) 99.811290% of the aggregate principal amount of the Class A-4 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-4 Pass-Through Rate, (v) 99.744760% of the aggregate principal amount of the Class A-5 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-5 Pass-Through Rate, (vi) 99.657010% of the aggregate principal amount of the Class A-6 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-6 Pass-Through Rate, (vii) 99.578540% of the aggregate principal amount of the Class A-7 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-7 Pass-Through Rate, (viii) 99.468590% of the aggregate principal amount of the Class A-8 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-8 Pass-Through Rate, (ix) 99.527450% of the aggregate principal amount of the Class A- 9 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-9 Pass- Through Rate, (x) 99.775000% of the aggregate principal amount of the Class A-10 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-10 Pass-Through Rate, (xi) 99.900000% of the aggregate principal amount of the Class A-11 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-11 Pass-Through Rate, (xii) 99.844530% of the aggregate principal amount of the Class A-12 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-12 Pass-Through Rate, (xiii) 99.669040% of the aggregate principal amount of the Class A-13 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-13 Pass-Through Rate, (xiv) 99.618690% of the aggregate principal amount of the Class A-14 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-14 Pass-Through Rate, (xv) 99.570630% of the aggregate principal amount of the Class A-15 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-15 Pass-Through Rate, and (xvi) 99.679130% of the aggregate principal amount of the Class A-16 Certificates being purchased by such Underwriter, plus interest accrued at the Class A-16 Pass-Through Rate. With respect to the Class A-1 through Class A-9 Certificates, inclusive, and the Class A-12 through Class A-16 Certificates, inclusive, interest shall accrue at the applicable Pass-Through Rate in each case from December 1, 1996 to, but not including, the Closing Time. With respect to the Class A-10 and Class A-11 Certificates, interest shall accrue at the applicable Pass-Through Rate from December 15, 1996 to, but not including, the Closing Time. The purchase price set forth above reflects the deduction of the underwriter's fee with respect to the principal amount of each Class of Class A Certificates. The certificates evidencing the Class A Certificates will be made available for examination and packaging by the Representative, as representative of the Underwriters, not later than 10:00 A.M. on the last business day prior to Closing Time.

          Section 3. COVENANTS OF THE COMPANY AND THE ORIGINATORS. The Company and the Originators covenant with each of the Underwriters as follows:

                           (a) The Company will promptly notify the Representative, as representative of the Underwriters, and confirm the notice in writing, (i) of any amendment to the Registration Statement;
         (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Class A Certificates for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                           (b) The Company will give the Representative, as representative of the Underwriters, notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Class A Certificates which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, will furnish the Representative, as representative of the Underwriters, with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and, unless required by law to do so, will not file any such amendment or supplement or use any such prospectus to which The Representative, as representative of the Underwriters, or counsel for the Underwriters shall reasonably object.

                           (c) The Company will deliver to the Representative, as representative of the Underwriters, as many signed and as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (in each case including exhibits filed therewith) as the Representative may reasonably request.

                           (d) The Company will furnish to the Representative, as representative of the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Representative may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                           (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Representative, as representative of the Underwriters, a reasonable number of copies of such amendment or supplement.

                           (f)  The Company and the Originators will
         endeavor, in cooperation with the Representative, as representative of the Underwriters, to qualify the Class A
          Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative, as representative of the Underwriters, may designate; provided, however, that neither the Company nor any Originator shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Class A Certificates have been so qualified, the Company and the Originators will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

                           (g) The Company and the Originators will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

                           (h) So long as any Certificates shall be outstanding, the Company and the Originators will deliver to the Representative, as representative of the Underwriters, as promptly as practicable, such information concerning the Company, the Originators or the
          Certificates as the Representative may reasonably request from time to time.

          Section 4. PAYMENT OF EXPENSES. The Company and the Originators will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the printing (or other reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto (other than amendments relating to the filing of Computational Materials pursuant to
Section 11); (ii) the reproducing of the Basic Documents and the Indemnification Agreement; (iii) the preparation, printing, issuance and delivery of the certificates for the DTC Certificates to the Underwriters; (iv) the fees and disbursements of (A) the Company's counsel, (B) the Underwriters' counsel, (C) KPMG Peat Marwick, accountants for the Company and issuer of the comfort letter,
(D) the Trustee and the Co-Trustee and their respective counsel and (E) DTC in connection with the book-entry registration of the DTC Certificates; (v) the qualification of the Class A Certificates under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey; (vi) the printing (or other reproducing) and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto; (vii) the fees charged by each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Services ("Standard & Poor's") for rating the Class A Certificates; and (viii) the reproducing and delivery to the Underwriters of copies of the Blue Sky Survey.

          If this Agreement is terminated by the Representative, as representative of the Underwriters, in accordance with the provisions of Section 5 or Section 9(a)(i) (unless, in the case of Section 9(a)(i), such termination arises from a change or development involving a prospective change in or affecting the business or properties of MBIA), the Company and the Originators shall reimburse the Underwriters severally for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          Section 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject, in the Representative's sole discretion, to the accuracy of the representations and warranties of the Company and the Originators herein contained, to the performance by the Company and the Originators of their respective obligations hereunder, and to the following further conditions:

                           (a) The Registration Statement shall have become effective and, at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. As of the Closing Time, the Prospectus shall have been filed with the Commission in accordance with Rule 424 of the 1933 Act Regulations.

                           (b) At Closing Time, the Representative, as representative of the Underwriters, shall have received:

                                    (i) The favorable opinion, dated as of
                  Closing Time, of Stroock & Stroock & Lavan, counsel for the Underwriters, to the effect that:

                                            (A) To the best of their knowledge
                           and information, the Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                            (B) At the time the Registration
                           Statement became effective and at the Representation Date, the Registration Statement (other than the financial, numerical, statistical and quantitative information included or incorporated therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations thereunder.

                                            (C) The information in the
                           Prospectus under "Description of the Certificates" and "The Agreements" and the information in the Prospectus Supplement under "Description of the Agreement" and "Description of The Certificates," insofar as they constitute summaries of certain provisions of the Certificates, the Pooling and Servicing Agreement, the Insurance Agreement and the MBIA Policies, summarizes fairly such provisions.

                                            (D) The information in the
                           Prospectus under "Summary of Terms -- Federal Income Tax Consequences," "Summary of Terms -- ERISA Considerations," "Certain Legal Aspects of the Mortgage Loans," "Federal Income Tax Consequences," "ERISA Considerations" and "Risk Factors -- The Status of the Mortgage Loans in the Event of Bankruptcy of The Representative or an Originator" and in the Prospectus Supplement under "Summary of Terms -- REMIC Election and Tax Status," "Summary of Terms -- ERISA Considerations," "Federal Income Tax Consequences," and "ERISA Considerations," to the extent that they constitute matters of federal, New York or California law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by them and is correct in all material respects.

                                            (E)  TMS Special Holdings, Inc. has
                           been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. TMS Mortgage Inc. is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, the States of California, Florida and New York.

                                            (F) Assuming due authorization,
                           execution and delivery by the other parties thereto (including but not limited to the Originators), the Pooling and Servicing Agreement, the Certificates, the Insurance Agreement, the Indemnification Agreement, the Pricing Agreement and this Agreement are legal, valid and binding agreements enforceable in accordance with their respective terms against the Company, subject (a) to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto,
                           (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

                                            (G) No consent, approval,
                           authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Pricing Agreement and the Indemnification Agreement or the offer, issuance, sale or delivery of the Certificates, or the consummation of any other transactions by the Company contemplated by this Agreement, the Insurance Agreement, the Pooling and Servicing Agreement, the Pricing Agreement and the Indemnification Agreement, except as may be required under the blue sky laws of any jurisdiction (as to which such counsel need not opine) and such other approvals as have been obtained.

                                            (H)  Neither the consummation of the
                           transactions  contemplated by, nor the
                           fulfillment of the terms of, this Agreement, the
                            Pooling and Servicing Agreement, the Insurance
                           Agreement, the Pricing Agreement, the Indemnification Agreement and the Certificates, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under
                           (a) the terms of any material indenture or other material agreement or instrument of which counsel has knowledge to which the Company is a party or by which it is bound or to which it is subject or (b) any statute or order, rule, regulation, writ, injunction or decree of which counsel has knowledge of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

                                            (I) The delivery of each Mortgage
                           Note and Mortgage by an Originator as and in the manner contemplated by the Underwriting Agreement and the Pooling and Servicing Agreement is sufficient fully to transfer to the Trustee (or, with respect to the Pool III Home Improvement Loans, the Co-Trustee) for the benefit of the Certificateholders all right, title and interest of the applicable Originator in and to each such Loan including, without limitation, the right to enforce each such Loan in accordance with its terms to the extent enforceable by the related Originator at the time of such delivery. With respect to the transfer of the Loans by the Originators, such counsel shall express no opinion as to (i) whether the laws of the State of New York would apply to the transfer of the related Mortgages or (ii) the effectiveness of the transfer of the
                            Mortgages under the laws of the jurisdictions in
                           which such Originators are located (other than Mortgages relating to Mortgaged Properties situated in California, Florida or New York) or in which the Mortgaged Properties are situated (other than Mortgaged Properties situated in California, Florida or New York) or the right of the Trustee and the Co-Trustee to enforce such Mortgages.

                                            (J) The Certificates, assuming due
                           execution by the Company, due authorization by the Trustee and delivery and payment therefore pursuant to the Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                                            (K) Assuming compliance with all
                           provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the REMIC Trust Fund will qualify as a REMIC and the Class A Certificates and Class R Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" or "residual interests," respectively, in the REMIC Trust Fund within the meaning of the REMIC
                            Provisions. Assuming compliance with all provisions
                           of the Pooling and Servicing Agreement, for New York
                           State and City tax purposes, the REMIC Trust Fund will be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of such assets. Accordingly, the REMIC will be exempt from all New York State and City taxation imposed upon its income, franchise or capital stock. Additionally, the REMIC will be exempt from all State of California taxation imposed upon its income, franchise or capital stock, other than the application of the annual minimum tax under Section 23153 of the California Revenue and Taxation Code.

                                            (L) A Class A Certificate owned by a
                           "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will be considered in its entirety to represent an interest in qualified assets within the meaning of Section 7701(a)(19)(C)(xi) of the Code so long as at least 95% of the REMIC Trust Fund's assets consist of assets described in Section 7701(a)(19)(C)(i) through
                           (x) of the Code. If less than 95% of the REMIC Trust Fund's assets consist of such items, a Class A Certificate will be considered qualified assets in the same proportion as the REMIC Trust Fund's assets which are such items. A Class A Certificate owned by a real estate investment trust will be considered in its entirety an interest in "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will be considered in its entirety "interest on obligations secured by mortgages on real property" within the meaning of
                           Section 856(c)(3)(B) of the Code in both cases so long as at least 95% of the REMIC Trust Fund's assets are "real estate assets" as defined in Section 856(c)(3)(B) of the Code. If less than 95% of the REMIC Trust Fund's assets are "real estate assets," a Class A Certificate will be considered "real estate assets" and the interest thereon will be considered "interest on obligations secured by mortgages on real property" in the same proportion as the REMIC Trust Fund's assets which are "real estate assets." A Class A Certificate will not be considered "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code. A Class A Certificate held by another REMIC will be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, assuming it is transferred to the REMIC on its startup day in exchange for regular or residual interests in such REMIC.

                                            (M) The Pooling and Servicing
                           Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

                                    In rendering such opinion, Stroock & Stroock
                  & Lavan may rely on certificates of responsible officers of the Company, the Trustee, the Co-Trustee, and public officials or, as to matters of law other than New York, Florida, California or Federal law, on opinions of other counsel (copies of which opinions shall be delivered to you and upon which you may rely).

                               (ii) The favorable opinion, dated as of Closing
                  Time, of counsel for the Company and the Originators, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                            (A) The Company has been duly
                           organized and is validly existing and is in good standing under the laws of the State of New Jersey. Each Originator has been duly organized under the laws of its jurisdiction of incorporation and is qualified to transact business in the laws of the states in which the Mortgaged Properties underlying the Loans originated by each such Originator are located or is otherwise exempt under applicable law from such qualification. TMS Special Holdings, Inc. has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

                                            (B) The Company and each of the
                           Originators have the power to engage in the
                           transactions contemplated by this Agreement, the
                            Pooling and Servicing Agreement, the Insurance
                           Agreement and, in the case of the Company, the
                           Pricing Agreement, the Indemnification Agreement, the Auction Agent Agreement and the Certificates, and have all requisite power, authority and legal right to execute and deliver this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, and, in the case of the Company, the Pricing Agreement, the Indemnification Agreement, the Auction Agent Agreement and the Certificates (and any other documents delivered in connection therewith) and to perform and observe the terms and conditions of such instruments.

                                            (C) This Agreement, the Pooling and
                           Servicing Agreement, the Insurance Agreement, the Pricing Agreement, the Indemnification Agreement, and the Certificates each have been duly authorized, executed and delivered by the Company; this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement each have been duly authorized, executed and delivered by each Originator and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding agreements of the Company and each Originator, as the case may be, and assuming such agreements were governed by the laws of the State of New Jersey, would be enforceable in accordance with their respective terms against
                           the Company and each Originator, as the case may be, subject (a) to the effect of bankruptcy, insolvency, reorganization, moratorium and similar
                           laws relating to or affecting creditors' rights generally and court decisions with respect thereto,
                           (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

                                            (D) Neither the transfer of the
                           Loans to the Trust Fund, the consummation of the transactions contemplated by, nor the fulfillment of the terms of, this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, or in the case of the Company, the Pricing Agreement, the Indemnification Agreement and the Certificates, (A) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the Certificates of Incorporation or Bylaws of the Company or any Originator, or the terms of any material indenture or other material agreement or instrument of which such counsel has knowledge to which the Company or any Originator are a party or by which it is bound or to which it is subject, or (B) results in, or will result in the creation or imposition of any lien or encumbrance upon the Trust Fund or upon the related Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement, or (C) any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company or any Originator is subject or to which it is bound.

                                            (E) Except as set forth in the
                           Prospectus Supplement, there is no action, suit, proceeding or investigation pending or, to the best of such counsel's knowledge, threatened against the Company or any Originator which, in such counsel's judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operation, financial condition, properties or assets of the Company or an Originator or in any material impairment of the right or ability of the Company or any Originator to carry on its business substantially as now conducted or result in any material liability on the part of the Company or any Originator or which would draw into question the
                           validity of this Agreement, the Pricing Agreement, the Certificates, the Insurance Agreement, the Indemnification Agreement or the Pooling and Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company or any Originator to perform under the terms of this Agreement, the Insurance Agreement or the Pooling and Servicing Agreement, or in the case of the Company, the Pricing Agreement, the Indemnification Agreement or the Certificates.

                                            (F) No consent, approval,
                           authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company and each Originator of, or compliance by the Company and each Originator with, this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or, in the case of the Company, the Pricing Agreement, the Indemnification Agreement or the Certificates, or the consummation of the transactions contemplated therein, except such as may be required under the blue sky laws of any jurisdiction and such other approvals as have been obtained.

                                            (G) The delivery by TMS Mortgage
                           Inc. ("TMS") of each Mortgage Note and Mortgage secured by real property located in New Jersey as and in the manner contemplated by the Pooling and Servicing Agreement is sufficient fully to transfer to the Trustee (or, with respect to the Pool III Home Improvement Loans, the Co-Trustee) for the benefit of the Certificateholders all right, title and interest of TMS in and to each such Loan including, without limitation, the right to enforce each such Loan in accordance with its terms to the extent enforceable by TMS at the time of such delivery.

                              (iii) The favorable opinion, dated as of Closing
                  Time, of Kutak Rock, counsel for MBIA, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                            (A) MBIA is a stock insurance
                           corporation, duly incorporated and validly existing under the laws of the State of New York. MBIA is validly licensed and authorized to issue the MBIA Policies and perform its obligations under the MBIA Policies in accordance with the terms thereof, under the laws of the State of New York.

                                            (B) The execution and delivery by
                           MBIA of the MBIA Policies, the Insurance Agreement and the Indemnification Agreement are within the corporate power of MBIA and have been authorized by all necessary corporate action on the part of MBIA; the MBIA Policies have been duly executed and is the valid and binding obligation of MBIA enforceable in accordance with its terms except that the enforcement of the MBIA Policies may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity.

                                            (C) MBIA is authorized to deliver
                           the Insurance Agreement and the Indemnification Agreement, and the Insurance Agreement and the Indemnification Agreement have been duly executed and are the valid and binding obligations of MBIA enforceable in accordance with their respective terms except that the enforcement of the Insurance Agreement and the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and by public policy considerations relating to indemnification for securities law violations.

                                            (D) No consent, approval,
                           authorization or order of any state or federal court or govern-mental agency or body is required on the part of MBIA, the lack of which would adversely affect the validity or enforceability of the MBIA Policies; to the extent required by applicable legal requirements that would adversely affect the validity or enforceability of the MBIA Policies, the form of the MBIA Policies has been filed with, and approved by, all governmental authorities having jurisdiction over MBIA in connection with such MBIA Policies.

                                            (E) To the extent the MBIA Policies
                           constitute securities within the meaning of Section 2(l) of the Securities Act of 1933, as amended (the "Act"), it is a security that is exempt from the registration requirements of the Act.

                                            (F) The information set forth under
                           the caption "MBIA Policies and MBIA" in the Prospectus Supplement, relating to the offer and sale of the Class A Certificates, to the Prospectus forming a part of the Registration Statement on Form S-3 (No. 33-98734) filed by the Company with the Securities and Exchange Commission and declared effective on March 19, 1996, insofar as such statements constitute a description of the MBIA Policies, accurately summarizes the MBIA Policies.

                                    In rendering this opinion, such counsel may
                  rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee, the Co- Trustee, MBIA and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the MBIA.

                               (iv) The favorable opinion, dated as of Closing
                  Time, of Emmitt, Marvin & Marvin, counsel for the Trustee, in form and substance satisfactory to counsel for the Underwriters.

                                (v) The favorable opinion, dated as of Closing
                  Time, of Dorsey & Whitney, counsel for the Co-Trustee and the Custodian, in form and substance satisfactory to counsel for the Underwriters.

                              (vi) In giving its opinion required by subsection
                  (b)(i) of this Section, Stroock & Stroock & Lavan shall additionally state that nothing has come to its attention that has caused it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Representative, as representative of the Underwriters, by the Company for use in connection with the offering of the Class A Certificates which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Representative, as representative of the Underwriters, for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial, numerical, statistical and quantitative information contained therein, the information under the heading "The MBIA Policies and MBIA" therein, and the information in the Exhibits thereto, as to which such counsel need express no view).

                           (c) At Closing Time, the Representative, as representative of the Underwriters, shall have received from Stroock & Stroock & Lavan, counsel for the Underwriters, a letter, dated as of Closing Time, authorizing the Representative, as representative of the Underwriters, to rely upon each opinion delivered by Stroock & Stroock & Lavan to each of Moody's and Standard & Poor's in connection with the issuance of the Certificates as though each such opinion was addressed to the Representative, as representative of the Underwriters, and attaching a copy of each such opinion.

                           (d) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Originators and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate signed by one or more duly authorized officers of the Company and the Originators, dated as of Closing Time, to the effect that (i) there has been no such material adverse change; (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time;
         (iii) the Company and the Originators have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                           (e) At or before the time of printing of the Prospectus Supplement, the Representative, as representative of the Underwriters, shall have received from KPMG Peat Marwick a letter dated as of Closing Time and in form and substance satisfactory to the Representative, as representative of the Underwriters, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to (i) certain amounts, percentages and financial information relating to the Company's servicing portfolio which are included in the Prospectus and which are specified by the Representative, as representative of the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the Originators identified in such letter, (ii) the information contained in the weighted average life tables contained in the Prospectus under the caption "Maturity, Prepayment and Yield Considerations" and have found such information to be in agreement with the corresponding information as computed by KPMG Peat Marwick and
         (iii) certain information regarding the Loans and the Files which are specified by the Representative, as representative of the Underwriters, and contained in the Current Report on Form 8-K described in Section 5(l) hereof and setting forth the results of such specified procedures.

          Notwithstanding the foregoing, if the letter delivered by KPMG Peat Marwick at Closing Time does not cover the information set forth in subclause
(iii), the Company shall cause KPMG Peat Marwick to deliver to the Representative, as representative of the Underwriters, an additional letter covering such information within 5 business days of the Closing Time.

                           (f) At Closing Time, the Representative, as representative of the Underwriters, shall have received from each of the Trustee and the Co-Trustee a certificate signed by one or more duly authorized officers of the Trustee and the Co-Trustee, respectively, dated as of Closing Time, as to the due acceptance of the Pooling and Servicing Agreement by the Trustee and the Co-Trustee, respectively and the due authentication of the Certificates by the Trustee and the Co-Trustee, respectively and such other matters as the Representative, as representative of the Underwriters, shall request.

                           (g) At Closing Time, the Representative, as representative of the Underwriters, shall have received a certificate signed by one or more duly authorized officers of MBIA, dated as of Closing Time, to the effect that the information contained under the caption "The MBIA Policies and MBIA" in the Prospectus and in the Exhibits A and B to the Prospectus is true and accurate in all material respects and such other matters as the Representative, as representative of the Underwriters, shall request.

                           (h) At Closing Time, the Representative, as representative of the Underwriters, shall have received a certificate signed by one or more duly authorized officers of the Company and the Originators, dated as of Closing Time to the effect that:

                               (i) the representations and warranties of the
                  Company and the Originators in the Pooling and Servicing Agreement are true and correct in all material respects at and on the Closing Date, with the same effect as if made on the Closing Date;

                               (ii) the Company and the Originators have
                  complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied in connection with the sale and delivery of the Certificates;

                              (iii) all statements and information contained in
                  the Prospectus Supplement under the captions "The Representative and the Originators" and "The Loans" and in the Prospectus under the captions "The Representative and the Originators" and "Lending Programs" are true and accurate in all material respects and nothing has come to such officer's attention that would lead him to believe that any of the specified sections contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements and information therein, in the light of the circumstances under which they were made, not misleading;

                               (iv) the information set forth in the Schedule of
                  Loans required to be furnished pursuant to the Pooling and Servicing Agreement is true and correct in all material respects and the Loans actually being delivered to the Trustee and the Co-Trustee at Closing Time conform in all material respects to the Pool information set forth in the Prospectus Supplement;

                               (v) the copies of the Charter and By-laws of the
                  Company and the Originators attached to such certificate are true and correct and, are in full force and effect on the date thereof;

                               (vi) except as may otherwise be disclosed in the
                  Prospectus, there are no actions, suits or proceedings pending (nor, to the best knowledge of such officers, are any actions, suits or proceedings threatened), against or affecting the Company or any Originator which if adversely determined, individually or in the aggregate, would adversely affect the Company's or such Originator's obligations under the Pooling and Servicing Agreement, the Indemnification Agreement, the Insurance Agreement, the Pricing Agreement or this Agreement;

                              (vii) each person who, as an officer or
                  representative of the Company or of any Originator, signed (a) this Agreement, (b) the Pooling and Servicing Agreement, (c) the Certificates issued thereunder, (d) the Insurance Agreement, (e) the Indemnification Agreement or (f) any other document delivered prior hereto or on the date hereof in connection with the purchase described in this Agreement and the Pooling and Servicing Agreement, was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative;

                               (viii) a certified true copy of the resolutions
                  of the board of directors of the Company and the Originators with respect to the sale of the Class A Certificates subject to this Agreement and the Pooling and Servicing Agreement, which resolutions have not been amended and remain in full force and effect;

                               (ix) all payments received with respect to the
                  Loans after the Cut-Off Date have been deposited in the Principal and Interest Account, and are, as of the Closing Date, in the Principal and Interest Account;

                               (x) the Company has complied, and has ensured
                  that the Originators have complied, with all the agreements and satisfied, and has ensured that the Originators have satisfied, all the conditions on its, and the Originators', part to be performed or satisfied in connection with the issuance, sale and delivery of the Loans and the Certificates;

                              (xi) all statements contained in the Prospectus
                  with respect to the Company and the Originators are true and accurate in all material respects and nothing has come to such officer's attention that would lead such officer to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact;

                             (xii) each Mortgage assignment will be prepared
                  based on forms recently utilized by the Company with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of the Company's business. Based on the Company's experience with such matters, the Company reasonably believes that upon execution each such assignment will be in recordable form and will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Pooling and Servicing Agreement; and

                              (xiii) the weighted average lives of the Class
                  A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates, in each case using the applicable pricing speed and a weighted average coupon (or, in the case of the Pool II Home Equity Loans, the weighted average margin) and weighted average maturity based upon the Loans actually delivered to the Trustee and the Co-Trustee, will not vary by more than 1/10th of one year from 0.5 years, 1.2 years, 2.1 years, 3.1 years, 4.1 years, 5.3 years, 7.4 years, 11.9 years, 7.0 years,
                  3.5 years, 1.1 years, 3.1 years, 5.1 years, 7.4 years, 11.9 and 6.9 years, respectively.

                           (i) At Closing Time, each Class of the Class A Certificates shall have been rated "Aaa" by Moody's and "AAA" by Standard & Poor's.

                           (j) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and delivery of the Class A Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Class A Certificates as herein contemplated shall be satisfactory in form and substance to the Representative, as representative to the Underwriters, and counsel for the Underwriters.

                           (k) On or before the Closing Time the Company and the Originators shall have delivered to the Trustee (or, with respect to the Pool III Home Improvement Loans, the Co-Trustee), to hold in trust for the benefit of the holders of the Certificates, Pool I and Pool II Home Equity Loans, Pool III Home Improvement Loans and Pool IV Multifamily Loans (as defined in the Prospectus) with aggregate outstanding principal balances as of the Cut-Off Date of at least $375,000,000, $273,000,000, $120,000,000 and $9,900,000, respectively.
         The Company and the Originators shall, immediately following the sale of the Class A Certificates, cause to be deposited with the Trustee, for deposit in the Pre- Funding Account (as defined in the Prospectus Supplement), cash in an amount equal to the sum of (A) the excess of
         (i) the aggregate initial principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A- 9 Certificates (I.E., $500,000,000) over (ii) the aggregate discounted outstanding principal balances as of the Cut-Off Date of the Pool I Home Equity Loans actually delivered to the Trustee,
         (B) the excess of (i) the aggregate initial principal balance of the Class A-10 Certificates (I.E., $350,000,000) over (ii) the aggregate outstanding principal balances as of the Cut-Off Date of the Pool II Home Equity Loans actually delivered to the Trustee, (C) the excess of
         (i) the aggregate initial principal balance of the Class A-11, Class A-12, Class A-13, Class A-14 and Class A-15 Certificates (I.E., $175,000,000) over (ii) the aggregate discounted outstanding principal balances as of the Cut-Off Date of the Pool III Home Improvement Loans actually delivered to the Trustee and the Co-Trustee, and (D) the excess of (i) the aggregate initial principal balance of the Class A-16 Certificates (I.E., $10,000,000) over (ii) the aggregate outstanding principal balances as of the Cut-Off Date of the Pool IV Multifamily Loans actually delivered to the Trustee.

                           (l) On or before the Closing Time the Company shall have delivered to the Representative a Current Report on Form 8-K containing a detailed description of the Loans actually being delivered to the Trustee and the Co-Trustee at Closing Time, in form and substance satisfactory to the Representative.

                           (m) On or before the Closing Time the Company shall have delivered to the Representative confirmation from the Federal Housing Administration (the "FHA") that the FHA insurance reserves relating to the FHA Loans have been or will be transferred to the Co-Trustee.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative, as representative to the Underwriters, by notice to the Company at any time at or prior to Closing time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          Section 6. INDEMNIFICATION.

                  (a) The Company and the Originators jointly and severally agree to indemnify and hold harmless each of the Underwriters and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission described in clause (i) above, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                     (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue statement or omission described in clause (i) above, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information referred to in clauses (x), (y) and
(z) of the immediately following paragraph; provided, further, such indemnity with respect to the Prospectus or any preliminary prospectus shall not inure to the benefit of any Underwriter (or person controlling such Underwriter) from whom the person suffering any such loss, claim, damage or liability purchased the Class A Certificates which are the subject thereof if such person did not receive a copy of the Prospectus at or prior to the confirmation of the sale of such Class A Certificates to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in any preliminary prospectus was corrected in the Prospectus.

                  (b) Each Underwriter agrees to indemnify and hold harmless the Company and the Originators, their directors, each of the Company's and Originator's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, contained in (x) the second sentence of the third paragraph on the third page which is located on the inside cover (discussing the risk of a lack of secondary trading) of the Prospectus, (y) the second and third paragraphs under the heading "Underwriting" in the Prospectus (or any amendment or supplement thereto) and (z) any Computational Materials prepared by such Underwriter, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the applicable Underwriter. The parties hereto agree that no Underwriter shall be under any liability to the Company, the Originators or any other person identified in this paragraph (b) for Computational Materials prepared by any other Underwriter.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise than under this Section 6. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for any legal or other expenses other than the reasonable costs of investigation subsequently incurred in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

          Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Originators jointly and severally, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Originators jointly and severally, on the one hand, and the Underwriters, on the other hand, as incurred, in such proportions that each Underwriter is responsible for that portion represented by the underwriting discount allocated to the principal amount of Class A Certificates set forth next to each Underwriter's name on Annex B hereto (or, with respect to Computational Materials furnished by an Underwriter (except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the applicable Underwriter), the excess of the principal amount of Class A Certificates set forth next to such Underwriter's name on Annex B hereto over the underwriting discount allocated to such principal amount of Class A Certificates), and the Company and the Originators shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Certificates set forth next to the name of such Underwriter on Annex B hereto were offered to the public exceeds the amount of any damages such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter and each respective director of the Company and the Originators, each officer of the Company and the Originators who signed the Registration Statement, and each respective person, if any, who controls the Company and the Originators within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Originators.

          Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company and the Originators submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the Underwriters or any controlling person thereof, or by or on behalf of the Company and the Originators, and shall survive delivery of the Class A Certificates to the Underwriter.

          Section 9. TERMINATION OF AGREEMENT.

          (a) The Representative, as representative of the Underwriters, may terminate this Agreement, by notice to the Company and the Originators, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus, any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company and the Originators considered as one entity or MBIA which, in the reasonable judgment of the Representative, as representative of the Underwriters, materially impairs the investment quality of the Class A Certificates; (ii) if there has occurred any downgrading in the rating of the debt securities of MBIA by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) which, in the reasonable judgment of the Representative, as representative of the Underwriters, materially impairs the investment quality or marketability of the Class A Certificates or if any debt security of MBIA has been put on the "watch list" of any such rating organization with negative implications; (iii) if there has occurred any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or by any governmental authority; (iv) if any banking moratorium has been declared by Federal or New York authorities; or (v) if there has occurred any outbreak or escalation of major hostilities in which the United States of America is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Representative, as representative of the Underwriter, the effects of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Class A Certificates.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          Section 10. DEFAULT BY ONE OF THE UNDERWRITERS. If any of the Underwriters shall fail at Closing Time to purchase the Class A Certificates which it is obligated to purchase hereunder (the "Defaulted Certificates"), the remaining Underwriters (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Certificates upon the terms herein set forth; if, however, the Non-Defaulting Underwriters shall have not completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriters.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          Section 11. COMPUTATIONAL MATERIALS. (a) It is understood that any Underwriter may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with the Company's offering of the Class A Certificates, subject to the following conditions:

                  (i) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters").

             (ii) As used herein, "Computational Materials" and the term "ABS Term Sheets" shall have the meanings given such terms in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of an Underwriter.

            (iii) Each Underwriter shall provide the Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by such Underwriter. The Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 11(b), copies of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this subsection (a)(iii) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement.

             (iv) If an Underwriter does not provide any Computational Materials to the Company pursuant to subsection (a)(iii) above, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

                  (v) In the event of any delay in the delivery by any Underwriter to the Company of all Computational Materials required to be delivered in accordance with subsection (a)(iii)
 above, the Company shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 11(b) to file the Computational Materials by the time specified therein.

                  (b) The Company shall file the Computational Materials (if any) provided to it by each Underwriter under Section 11(a)(iii) with the Commission pursuant to a Current Report on Form 8-K no later than 10:00 a.m. on the date required pursuant to the Kidder/PSA Letters.

          Section 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Lehman Brothers, as representative of the Underwriters, Three World Financial Center, New York, New York 10285- 1200,
Attention: Syndicate Department (Fax: 212-528-8822); and notices to the Company or any Originator shall be directed to it at 2840 Morris Avenue, Union, New Jersey 07083, Attention: Executive Vice President.

          Section 13. PARTIES. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Originators and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Originators and their respective successors and the controlling persons and officers and directors referred to in Section 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Originators and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Class A Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase. The Company and the Originators shall be jointly and severally liable for all obligations incurred under this Agreement and the Pricing Agreement.

          Section 14. GOVERNING LAW AND TIME. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York time.

          Section 15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among each of the Underwriters and the Company in accordance with its terms.

                                          Very truly yours,

                                           THE MONEY STORE INC.


                                           By:________________________________
                                              Name:  Morton Dear
                                              Title:   Executive Vice President

                                              THE ORIGINATORS LISTED ON
                                              ANNEX A HERETO


                                          By:________________________________
                                             Name:  Morton Dear
                                             Title:    Executive Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

LEHMAN BROTHERS INC.



By:________________________
      Name:
      Title:

Acting on behalf of itself
and as the representative of
the Underwriters.

                                                      ANNEX A



                         The Money Store/Minnesota Inc.
                         The Money Store/D.C. Inc.
                         The Money Store/Kentucky Inc.
                         The Money Store Home Equity Corp.
                         TMS Mortgage Inc.

                                                      ANNEX B

                                        Prudential          Bear,
                       LEHMAN           Securities          Stearns            SALOMON             MERRILL              Total
                       BROTHERS         INCORPORATED        & CO. INC.         BROTHERS            LYNCH & CO.
                       INC.                                                    INC.

Class A-1              25,198,000         17,902,000          9,945,000          9,945,000           3,315,000          66,305,000
Class A-2              32,827,000         23,323,000         12,957,000         12,957,000           4,319,000          86,383,000
Class A-3              36,659,000         26,046,000         14,470,000         14,470,000           4,823,000          96,468,000
Class A-4              20,465,000         14,539,000          8,077,000          8,077,000           2,692,000          53,850,000
Class A-5              18,210,000         12,937,000          7,187,000          7,187,000           2,395,000          47,916,000
Class A-6              13,850,000          9,839,000          5,466,000          5,466,000           1,822,000          36,443,000
Class A-7              17,028,000         12,097,000          6,721,000          6,721,000           2,240,000          44,807,000
Class A-8              10,576,000          7,513,000          4,174,000          4,174,000           1,391,000          27,828,000
Class A-9              15,200,000         10,800,000          6,000,000          6,000,000           2,000,000          40,000,000
Class A-10            133,000,000         94,500,000         52,500,000         52,500,000          17,500,000         350,000,000
Class A-11             29,411,000         20,895,000         11,608,000         11,608,000           3,869,000          77,391,000
Class A-12             13,146,000          9,339,000          5,188,000          5,188,000           1,729,000          34,590,000
Class A-13             10,522,000          7,474,000          4,152,000          4,152,000           1,384,000          27,684,000
Class A-14              6,047,000          4,295,000          2,386,000          2,386,000             795,000          15,909,000
Class A-15              7,384,000          5,245,000          2,913,000          2,913,000             971,000          19,426,000
Class A-16              3,800,000          2,700,000          1,500,000          1,500,000             500,000          10,000,000
              ====================================================================================================================
Total             $   393,323,000      $ 279,444,000       $155,244,000       $155,244,000         $51,745,000      1,035,000,000
              ====================================================================================================================